Exhibit 5.1

Shutts & Bowen LLP

Attorneys and Counsellors At Law

October 25, 2004

Intertape Polymer US Inc.

3647 Cort Road West

Brandenton, Florida 34210

Re:	U.S. $125,000,000 aggregate principal amount of

8½% Senior Subordinated Notes due 2014 of Intertape Polymer US Inc.

Ladies and Gentlemen:

We have acted as special U.S. counsel to Intertape Polymer US Inc., a Delaware corporation (the “Company”), in connection with the issuance and exchange (the “Exchange Offer”) of up to U.S. $125,000,000 aggregate principal amount of the Company’s 8½% Senior Subordinated Notes due 2014 (the “Exchange Notes”) for an equal principal amount of the Company’s 8½% Senior Subordinated Notes due 2014 outstanding on the date hereof (the “Private Notes”), to be issued pursuant to the Indenture, dated as of July 28, 2004 (the “Indenture”), by and among the Company, as issuer, the guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors.

In rendering this opinion, we have examined such documents and records, including originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when the Registration Statement on Form F-4 and S-4 relating to the Exchange Offer has become effective under the Securities Act of 1933 and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Private Notes, (1) the Exchange Notes will constitute valid and binding obligations of the Company and (2) when the Guarantees of the Exchange Notes (the “Exchange Guarantees”) are executed by the Guarantors and delivered in

Intertape Polymer US Inc.

October 25, 2004

accordance with the Exchange Offer in exchange for the Guarantees of the Private Notes, the Exchange Guarantees will constitute valid and binding obligations of the respective Guarantors.

We are not admitted or qualified to practice law in Canada. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Stikeman Elliot LLP, Montreal, Quebec, a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to the due authorization of the Exchange of Intertape Polymer Group Inc., Intertape Polymer Inc. and Spuntech Fabrics Inc.

We are not admitted or qualified to practice law in the Province of Nova Scotia. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Stewart, McKelvey Stirling Scales, Halifax, Nova Scotia, a copy of which has been filed as Exhibit 5.3 to the Registration Statement, with respect to the due authorization of the Exchange Guarantee of IPG Holding Company of Nova Scotia.

We are not admitted or qualified to practice law in Portugal. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of F. Castelo Branco & Associates, Lisbon, Portugal, a copy of which has been filed as Exhibit 5.4 to the Registration Statement, with respect to the due authorization of the Exchange Guarantee of Fibope Portuguesa-Filmes Biorientados S.A.

We are not admitted or qualified to practice law in Mexico. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Goodrich Riquelme Y Asociados, Mexico City, Mexico, a copy of which has been filed as Exhibit 5.6 to the Registration Statement, with respect to the due authorization effect of the Exchange Guarantees of Intertape Woven Products, S.A. de C.V. and Intertape Woven Products Services, S.A. de C.V.

We are not admitted or qualified to practice law in Barbados. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Chancery Chambers, Attorneys At Law, Bridgetown, Barbados, a copy of which has been filed as Exhibit 5.5 to the Registration Statement, with respect to the due authorization of the Exchange Guarantee of Drumheath Indemnity Ltd.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, U.S. federal law, the laws of the States of Florida, New York, Virginia, and Delaware. We express no opinion with respect to the law any other jurisdictions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus

Intertape Polymer US Inc.

October 25, 2004

constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Shutts & Bowen LLP